                         EXHIBIT INDEX


 Exhibit No.             Description                Page
 ---------- ------------------------------------     --------------

 10(a)      Service Contract between New        Filed Herewith
            England Power Service Company and
            New England Energy Incorporated dated
            December 31, 1996

 10(b)(i)   Service Contract between New England     Filed Herewith
            Power Service Company and Granite
            State Energy, Inc. dated December 31,
            1996

 10(b)(ii)  Service Agreement between New England    Filed Herewith
            Power Service Company and Granite
            State Energy, Inc. dated July 1, 1996

 10(b)(iii) Confidential Information Non-Disclosure  Filed Herewith
            Agreement between New England Power
            Company and Granite State Energy, Inc.
            dated May 21, 1996

 10(b)(iv)  Confirmation Letter between New England  Filed Herewith
            Power Company and Granite State Energy,
            Inc. dated May 21, 1996

 10(b)(v) Confirmation Letter between New England Filed Herewith Power Company and Granite State Energy,
            Inc. dated July 11, 1996

 10(c) Confirmation Letter between New England Filed Herewith Power Company and NEES Energy, Inc.
            dated August 5, 1996

 10(d)(i)   Service Agreement by and between New     Filed Herewith
            England Power Service Company and
            AllEnergy Marketing Company, LLC dated
            January 1, 1997

 10(d)(ii)  Capital and Liquidity Support Agreement  Filed Herewith
            among Eastern Enterprises, AllEnergy
            Marketing Company, Inc., New England
            Electric System, NEES Energy, Inc.,
            and AllEnergy Marketing Company, LLC
            dated May 29, 1997

 10(d)(iii) Service Contract between New England     Filed Herewith
            Power Service Company and AllEnergy
            Marketing Company, LLC. dated
            December 31, 1996

 10(e)      New England Power Company and New   Incorporated
            England Energy Incorporated Fuel    by Reference
            Purchase Contract dated July 26,
            1979 and Amendments thereto

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Financial
 Statement
 No.                    Description                  Page
 ---------  -------------------------------------    --------------

 1-A        New England Electric System         Filed Herewith
            Consolidated Income Statement for the
            quarter and six months ended June 30,
            1997

 1-B        New England Electric System         Filed Herewith
            Consolidated Balance Sheet As of
            June 30, 1997

 2-A        New England Energy, Inc. Income     Filed Herewith
            Statement for the quarter and six
            months ended June 30, 1997

 2-B        New England Energy, Inc. Balance    Filed Herewith
            Sheet as of June 30, 1997

 3-A        Granite State Energy, Inc. Income   Filed Herewith
            Statement for the quarter and six
            months ended June 30, 1997

 3-B        Granite State Energy, Inc. Balance  Filed Herewith
            Sheet as of June 30, 1997

 4-A        AllEnergy Marketing Company, LLC    Filed Herewith
            Consolidated Income Statement for
            the quarter and six months ended
                                                June 30, 1997

 4-B        AllEnergy Marketing Company, LLC    Filed Herewith
            Consolidated Balance Sheet as of
            June 30, 1997